SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 19, 2009

 China Yida Holding, Co.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-26777	22-3662292
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central Hong Kong
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 19, 2009, China Yida Holding, Co. has filed an application for listing its common stock on the NASDAQ Capital Market with the goals of gaining access to a broker institutional investment community, strengthening its financing flexibility, and providing greater liquidity for its shareholders.

On April 23, 2009, the majority shareholders of the Company approved a 4 for 1 reverse stock split (the “Reverse Split”) on the Company’s issued and outstanding common stock by written consent in lieu of a special meeting in accordance with the Delaware General Corporation Law. Pursuant to Section 14C of the Securities and Exchange Act of 1934, the Company filed a preliminary information statement and a definitive information statement notifying all shareholders of the Reverse Split on April 27, 2009 and May 7, 2009, respectively. FINRA declared the Reverse Split effective on June 16, 2009. As a result of the effectiveness of the Reverse Split, effective on June 16, 2009, the Company’s symbol was changed to CNDH.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

By:   /s/ Minhua Chen
Name: Minhua Chen
Title: Chairman of the Board of Directors

Dated: June 30, 2009